SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: Oct 7, 1998

                             VISUAL DATA CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)

  FLORIDA                             000-22849                  65-0420146
  -------                             ---------                  ----------
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)               Identification
incorporation)                                                    Number)

                               1291 SW 29th Avenue
                          Pompano Beach, Florida 33068
                          ----------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: (954) 917-6655 not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Item 7:  Financial Statements, Pro Forma Financial Statements and Exhibits

                  (a)      Audited Financial Statements of EDnet, Inc.

                  (b)      Unaudited Pro Forma Financial Information

                                   EDNET, INC.
                                  ------------

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                   for the years ended June 30, 1998 and 1997

                                   EDNET, INC.





                                    CONTENTS


                                                                      Page

Independent Auditors' Report                                           F-1

Consolidated Balance Sheets                                            F-2

Consolidated Statements of Operations                                  F-3

Consolidated Statements of Stockholders' Equity                        F-4

Consolidated Statements of Cash Flows                                  F-5

Notes to Consolidated Financial Statements                          F-6-F-24

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of EDnet, Inc.

We have audited the accompanying consolidated balance sheets of EDnet, Inc. and subsidiaries as of June 30, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EDnet, Inc. and subsidiaries as of June 30, 1998 and 1997 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.






San Francisco, California
July 23, 1998

                                   EDNET, INC.
                           CONSOLIDATED BALANCE SHEETS
                             June 30, 1998 and 1997
                                  ------------

                                 ASSETS                                                       1998             1997
                                                                                              ----             ----
   Current assets:
     Cash                                                                                 $    32,911       $    31,067
     Accounts receivable, net of allowance for doubtful accounts of
       $17,502 and $31,875 in 1998 and 1997, respectively (Note 3)                            471,341           445,121
     Inventories                                                                               87,157           202,913
     Prepaid expenses                                                                          58,823                 -
     Other current assets                                                                      16,665            25,523
                                                                                          -----------       -----------
           Total current assets                                                               666,897           704,624
   Note receivable-related party (Notes 1 and  4)                                             283,746                 -
   Property and equipment, net (Note 5)                                                       391,481           556,533
   Investment (Note 1)                                                                              -           166,667
   Other assets                                                                                13,711             7,237
   Deferred tax asset, net of valuation allowance of $376,000 and
       $1,134,000 in 1998 and 1997, respectively (Note 8)                                           -                 -
                                                                                          -----------       -----------

                                                                                          $ 1,355,835       $ 1,435,061
                                                                                          ===========       ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                       $   388,325       $ 1,648,165
   Accrued expenses                                                                           294,980           313,241
   Deferred revenue                                                                            21,286            69,193
   Line of credit (Note 7)                                                                      8,872            34,627
   Notes payable-related party (Note 6)                                                        40,500            55,500
   Notes payable (Note 6)                                                                           -         1,440,000
   Current portion of capital lease obligations (Note 9)                                        9,288            27,817
                                                                                          -----------       -----------
         Total current liabilities                                                            763,251         3,588,543
Capital lease obligations (Note 9)                                                             11,470            20,904
                                                                                          -----------       -----------
           Total liabilities                                                                  774,721         3,609,447
                                                                                          -----------       -----------
Commitments and contingency (Notes 9 and 15).

Stockholders' equity:
   Convertible preferred stock; $1,000 par value; 1,750 shares authorized;
       150 shares issued and outstanding in 1997                                                    -           117,541
   Common stock; $0.001 par value; 50,000,000 shares authorized;
       16,761,836 and 5,740,465 shares issued and outstanding in 1998
       and 1997, respectively                                                                  16,761             5,740
   Additional paid-in capital                                                               6,755,443         4,411,559
   Accumulated deficit                                                                     (6,191,090)       (6,709,226)
                                                                                          -----------       -----------
         Total stockholders' equity (accumulated deficit)                                     581,114        (2,174,386)
                                                                                          -----------       -----------

                                                                                          $ 1,355,835       $ 1,435,061
                                                                                          ===========       ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                   EDNET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   for the years ended June 30, 1998 and 1997
                                  ------------

                                                                                              1998            1997
                                                                                              ----            ----
Revenue:
   Equipment sales                                                                        $   874,785    $     961,677
   Installation and monthly fees                                                              610,514          541,856
   Usage fees                                                                               1,617,291        1,305,992
   Web design and consulting                                                                  784,528          862,525
   Rental fees                                                                                 99,384          117,993
   Other                                                                                       17,839           17,327
                                                                                          -----------    -------------
                                                                                            4,004,341        3,807,370
Cost of sales                                                                               2,602,494        2,277,118
                                                                                          -----------    -------------
         Gross profit                                                                       1,401,847        1,530,252
Sales and marketing                                                                           666,985          948,549
Research and development                                                                            -        1,017,233
Operating expenses                                                                          1,490,593        2,817,355
                                                                                          -----------    -------------
         Loss from operations before other income (expenses) and provision
              for income taxes and extraordinary item                                        (755,731)      (3,252,885)
                                                                                          -----------    -------------
Other income (expenses)
   Interest income                                                                              4,166            1,837
   Interest expense                                                                           (63,772)        (147,166)
   Gain (loss) on sale of equipment                                                             3,160             (853)
   Goodwill write-off, net (Note 1)                                                                 -         (867,214)
   Gain on sale of investment (Note 1)                                                        422,225                -
   Forgiveness of debt                                                                        200,000                -
                                                                                          -----------    -------------
         Total other income (expenses)                                                        565,779       (1,013,396)
                                                                                          -----------    -------------
         Loss before provision for income taxes and extraordinary item                       (189,952)      (4,266,281)
Provision for income taxes (Note 8)                                                             2,400            3,266
                                                                                          -----------    -------------
         Loss before extraordinary item                                                      (192,352)      (4,269,547)
Extraordinary item-gain on restructuring of debt (no applicable income taxes)
     (Note 1)                                                                                 710,488                -
                                                                                          -----------    -------------

         Net income (loss)                                                                $   518,136    $  (4,269,547)
                                                                                          ===========    =============

Basic and diluted earnings (loss) per share:
   Loss from operations before extraordinary item                                         $    (0.024)   $     (0.857)
   Extraordinary item                                                                           0.089               -
                                                                                          -----------    -------------

         Net income (loss)                                                                $     0.065    $     (0.857)
                                                                                          ===========    ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                   EDNET, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   for the years ended June 30, 1998 and 1997
                                  ------------


                                                                  Common Stock          Preferred Stock
                                                              -------------------      ----------------     Additional
                                                              Shares       Amount      Shares   Amount    Paid-in Capital
                                                              ------       ------      ------   ------    ---------------
Balance, July 1, 1996                                         4,468,322    $   4,468      -            -   $  2,758,644
Common shares issued under IBS earn-out agreement               125,000          125      -            -        195,188
Common shares issued under Regulation D offerings               582,143          582      -            -        755,792
Common shares issued pursuant to consulting agreement           500,000          500      -            -        652,000
Common shares issued under conversion of Viscorp notes           65,000           65      -            -         49,935
Preferred shares issued under Regulation S offering                   -            -    150   $  117,541              -
Net loss                                                              -            -      -            -              -
                                                            -----------    ---------   ----   ----------   ------------

Ending balance, June 30, 1997                                 5,740,465        5,740    150      117,541      4,411,559

Common shares issued under Regulation D offering                738,000          738      -            -        126,382
Common shares issued under S-8 offering                         400,000          400      -            -        399,600
Common shares issued to Rusell & Onggara                      1,000,000        1,000      -            -        374,000
Conversion of preferred shares to common                        150,000          150   (150)    (117,541)       117,391
Common shares issued pursuant to consulting service             169,954          170      -            -         21,074
Common shares issued to VDC                                   8,563,417        8,563      -            -      1,305,437
Net income                                                            -            -      -            -              -
                                                            -----------    ---------   ----   ----------   ------------

Ending balance, June 30, 1998                                16,761,836    $  16,761      -            -   $  6,755,443
                                                            ===========    =========   ====   ==========   ============



(RESTUBBED TABLE)
                                                                        Accumulated
                                                                          Deficit          Total
                                                                       ------------        -----

Balance, July 1, 1996                                               $ (2,439,679)   $    323,433
Common shares issued under IBS earn-out agreement                              -         195,313
Common shares issued under Regulation D offerings                              -         756,374
Common shares issued pursuant to consulting agreement                          -         652,500
Common shares issued under conversion of Viscorp notes                         -          50,000
Preferred shares issued under Regulation S offering                            -         117,541
Net loss                                                              (4,269,547)     (4,269,547)
                                                                    ------------    ------------

Ending balance, June 30, 1997                                         (6,709,226)     (2,174,386)

Common shares issued under Regulation D offering                               -         127,120
Common shares issued under S-8 offering                                        -         400,000
Common shares issued to Rusell & Onggara                                       -         375,000
Conversion of preferred shares to common                                       -               -
Common shares issued pursuant to consulting service                            -          21,244
Common shares issued to VDC                                                    -       1,314,000
Net income                                                               518,136         518,136
                                                                    ------------    ------------

Ending balance, June 30, 1998                                       $ (6,191,090)   $    581,114
                                                                    ============    ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                   EDNET, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   for the years ended June 30, 1998 and 1997
                                  ------------

                                                                                              1998            1997
                                                                                              ----            ----
Cash flows from operating activities:
   Net income (loss)                                                                      $   518,136    $ (4,269,547)
   Adjustments to reconcile net income (loss) to cash used in operating activities:
     Stock issued in lieu of consideration for services                                       421,244         847,813
     Goodwill write-off                                                                             -         867,213
     Depreciation and amortization                                                            199,458         409,171
     (Gain) loss on sale of fixed assets                                                       (3,160)            853
     Gain on sale of investment                                                              (422,225)              -
     Gain on write-off of note payable                                                       (200,000)              -
     Inventory write-off                                                                       49,061               -
     Noncash debt restructure                                                                (773,026)              -
     (Increase) decrease in assets:
       Accounts receivable                                                                    (26,220)         32,955
       Inventories                                                                             66,695         (55,504)
       Prepaid expenses                                                                       (58,823)              -
       Other current assets                                                                     8,858         (11,225)
       Other assets                                                                            (6,474)         72,105
     Increase (decrease) in liabilities:
       Accounts payable                                                                      (868,083)        988,456
       Accrued expenses                                                                        16,739         (76,761)
       Deferred revenue                                                                       (47,907)           (430)
                                                                                          -----------    ------------
         Net cash used in operating activities                                             (1,125,727)     (1,194,901)
                                                                                          -----------    ------------

Cash flows from investing activities:
   Purchase of property and equipment                                                         (31,246)       (256,259)
   Sale of investment                                                                         588,892               -
   Change in investment from spin-off                                                               -        (166,667)
                                                                                          -----------    ------------
         Net cash provided by (used in) investing activities                                  557,646        (422,926)
                                                                                          -----------    ------------

Cash flows from financing activities:
   Proceeds from borrowing                                                                          -         750,000
   Principal payments on long-term debt                                                      (115,481)       (195,491)
   Payments on capital leases                                                                 (27,963)        (19,394)
   Sale of common stock                                                                       739,124         756,374
   Sale of preferred stock                                                                          -         117,541
   Change in line of credit                                                                   (25,755)         17,989
                                                                                          -----------    ------------
         Net cash provided by financing activities                                            569,925       1,427,019
                                                                                          -----------    ------------
         Net increase (decrease) in cash                                                        1,844        (190,808)

Cash at beginning of year                                                                      31,067         221,875
                                                                                          -----------    ------------

Cash at end of year                                                                       $    32,911    $     31,067
                                                                                          ===========    ============

Supplemental disclosure of cash flow information (see Note 14).

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                                   EDNET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  ------------


  1.   The Company

         Summary of Business

         EDnet, Inc. (the Company), a Colorado corporation, and its subsidiaries develop and market integrated systems for the delivery, storage, and management of professional-quality digital communications for media-based applications, including audio and video production for the
         U. S. entertainment industry. The Company, through strategic alliances with long-distance carriers, regional telephone companies, satellite operators, and independent fiber optic telecommunications providers, has established a worldwide network that enables the exchange of high quality audio, video, multimedia, and data communications. The Company provides engineering services and application-specific technical advice, audio, video, and networking hardware and software as part of its business. Additionally, through one of its wholly owned subsidiaries, the Company provides Internet web site development and hosting services.

         Organization

         The Company's principal subsidiary, Entertainment Digital Network
         (EDN), was originally incorporated in the state of Nevada in June 1992. In January 1993, EDN was reincorporated in the state of California. During September and October of 1995, EDN's stockholders exchanged 100% of their shares of common stock for 1,519,538 shares of common stock of AP Office Equipment (APO), a public company with no operations and no significant assets or liabilities. At the time of the exchange, APO, a Colorado corporation that was incorporated in May 1994, had 747,500 shares of common stock outstanding. Concurrently, APO sold 1,500,000 shares of common stock to a group of investors for $.665 per share. APO then changed its name to EDnet, Inc. EDN became a subsidiary of the Company as a result of this transaction. For accounting purposes, this transaction has been treated as a recapitalization of EDN, recognizing the issuance of shares of common stock for the net assets of EDN. The historical financial statements prior to this transaction are those of EDN.

         Investment by Visual Data Corporation

         On June 20, 1998, the Company entered into an agreement with Visual Data Corporation (VDC), an SEC registrant, to sell a 51% (8,563,417 shares) ownership interest in the Company's common stock. The form of payment consisted of:

                      Cash                                                                  $    698,004
                      VDC stock:  75,000 shares (valued at $3.75 per share)                      281,250
                      VDS warrants:  50,000 (valued at $2.74 per warrant)                        137,000
                      Secured note receivable (see Note 4)                                       283,746
                                                                                            ------------
                                                                                               1,400,000
                      Less expenses                                                               86,000
                                                                                            ------------
                               Net investment                                               $  1,314,000
                                                                                            ============


                                    Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  1.   The Company, continued

         Investment by Visual Data Corporation, continued

         In addition, the Company issued a blanket mirror option covering 6,542,722 shares (3,304,979 options and 3,237,743 warrants), which entitles VDC to acquire shares equal to those actually purchased upon exercise of options and warrants by others at 10 cents per share (see
         Note 10). In addition, the Company gave the investment banker who organized the transaction 750,000 warrants at an exercise price of $.145.

         The transaction was contingent upon certain restructuring of accounts payable debt the Company had incurred over the prior three years.

         The following table summarizes the adjustments made according to the settlement agreement:

                                                                       Amount              Debt            Amount
                                                                         Due             Discharge         Settled
                                                                         ---             ---------         -------
              EDnet, Inc.:
                Trade and unsecured claims                           $   257,376        $ 137,817         $ 119,559
                Notes payable (see Note 6)                               904,019          381,269           522,750
              Entertainment Digital Network:
                Trade and unsecured claims                               179,664          109,435            70,229
              Internet Business Solutions:
                Trade and unsecured claims                               201,699           81,967           119,732
                                                                     -----------        ---------         ---------
                      Total                                          $ 1,542,758        $ 710,488         $ 832,270
                                                                     ===========        =========         =========

         Regulation D Equity Placements

         The Company has offered three Regulation D equity placements in the past two fiscal years.

         In August 1996, the Company had offered up to a maximum of $3,000,000 in units (each consisting of one share of its common stock and one warrant) at a price per unit of the lesser of $3.00 or the average closing bid price of its common stock during a consecutive 30-day period immediately preceding the termination date less 30%. Each share of stock came with a warrant to purchase common stock through July 31, 1999 at a price of the lesser of $4.75 or the average closing bid price during a consecutive 30-day period immediately preceding the termination date as explained above. This offering was closed as of November 30, 1996, with 317,143 units sold at a price of $1.75 per share and a warrants exercise price of $2.50 per share.

         In December 1996, the Company had offered up to a maximum of $5,000,000 in shares at a price of $1.00 per share. The offering terminated in early 1997 with the sale of 265,000 shares at a price of $1.00 per share. Holders of this common stock will have piggyback and Form S-3 registration rights.


                                    Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  1.   The Company, continued

         Regulation D Equity Placements, continued

         On July 10, 1997, the Company offered up to a maximum of 3,750,000 units (each consisting of one share of common stock and one warrant) for T Bar W Ranch Investments (T Bar) to purchase shares of the Company at a price of $.20 per unit. Each warrant is exercisable until the fifth (5th) anniversary of the date of its issuance and entitles the holder to purchase one share at an exercise price of $1.00 per share. The warrants had an antidilution clause in its terms. T-Bar invested $147,600 to acquire 738,000 shares and 738,000 warrants. The Company negotiated an agreement with T-Bar in June 1998 to reduce the warrant exercise price to $.10 per share in exchange for removal of the antidilution clause.

         The Regulation D equity placement for these three offerings totaled as follows:

                                Offering Date                       Common Shares     Warrants
                                -------------                       -------------     --------
                           August 1996                                   317,143        317,143
                           December 20, 1996                             265,000              -
                           July 10, 1997                                 738,000        738,000
                                                                     -----------    -----------

                               Total                                   1,320,143      1,055,143
                                                                     ===========    ===========

         Regulation S Equity Offering

         On February 3, 1997, the Company offered up to $1,750,000 of its Series A Preferred Stock at $1,000 per share in an offering exempt from registration under Regulation S of the Securities Act of 1933. The shares were convertible into common stock at any time until the third anniversary of their issuance at the lesser of 70% of the market price or the closing price but subject to the floor of $1.00 per share. One hundred fifty shares were purchased on February 27, 1997 and converted to 150,000 common shares on May 29, 1998. The discount of 30% off of the market price on the conversion of stock was not recorded because the stock was converted at $1.00 per share (the minimum), which was greater than the current price at the conversion rate.

         Acquisition of Internet Worldwide Business Solutions

         On June 24, 1996, the Company acquired all the outstanding shares of common stock of Internet Worldwide Business Solutions (IBS) in a business combination accounted for as a purchase. IBS is primarily an Internet service provider specializing in the development and hosting of web sites. The results of operations of IBS are included in the accompanying financial statements since the date of acquisition. The purchase price of $1,162,568 included 311,284 shares of the Company's common stock, notes payable in the aggregate amount of $500,000 and $40,000 of acquisition related costs. The purchase price exceeded the estimated fair value of the net tangible assets of IBS by $1,088,568. The excess was reflected as goodwill on the balance sheet and was originally amortized using the straight-line method over a five-year period. During fiscal year 1997 the Company reevaluated the recovery of its goodwill and determined that the remaining balance be written off.

                                    Continued

                                  EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  1.   The Company, continued

         Acquisition of Internet Worldwide Business Solutions, continued

         In conjunction with the acquisition, under the terms of its nonstatutory stock option plan, options to purchase an aggregate of 50,000 shares of common stock of the Company were granted to certain IBS employees at $1.25 per share.

         On December 31, 1996, the Company amended the terms of its previously consummated acquisition of its wholly owned subsidiary, Internet Business Solutions (IBS) by dividing IBS into two separate corporations. IBS's inherent service business continues to operate as IBS. IBS licensed the IBS website software to Breakthrough Software, Inc. (BSI) and agreed to lend up to $250,000 to BSI. In consideration, IBS issued certain convertible preferred stock, which, after conversion into BSI nonvoting common stock, represented 40% of BSI's outstanding common stock. At December 31, 1996, the Company recorded its net book value allocated to BSI of $166,667 as its investment. Also as part of the amendment, remaining acquisition notes payable from the Company to the founders of IBS in the amount of $250,000 were canceled, and the remaining term of an earn-out plan to such founders was also canceled.

         Following is a summary of net goodwill write-off at June 30, 1997:

                  Original value of goodwill                                                $  1,088,568

                  Addition to goodwill for cancelation of options per
                      earn-out agreement                                                         195,313

                  Reduction to goodwill for write-off of debt                                   (250,000)

                  Reduction to goodwill for net book value allocated to
                      investment for BSI                                                        (166,667)
                                                                                            ------------
                         Remaining net goodwill written off                                 $    867,214
                                                                                            ============

         In November 1997, new investors of BSI agreed to purchase the preferred shares owned by the Company for $415,000 in cash and the assumption of certain liabilities of $93,892. This transaction was completed in January 1998. In addition, the Company also received $80,000 from another investor from the sale of a fully reserved note receivable related to BSI. A recap of the total consideration shown in the fiscal 1998 financial statements is as follows:

                  Cash proceeds                                   $  415,000
                  Assumption of debt                                  93,892
                  Note settlement                                     80,000
                                                                  ----------
                         Net proceeds and consideration              588,892

                  Net book value of investment                       166,667
                                                                  ----------
                         Gain on sale of investment               $  422,225
                                                                  ==========

                                    Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  2.   Summary of Significant Accounting Policies

         Consolidation

         The consolidated financial statements include the accounts of the Company's wholly owned subsidiaries EDN and IBS. Material inter-company transactions and balances have been eliminated.

         Revenue Recognition

         A significant component of revenues relate to the sale of equipment which is recognized when the equipment is installed. Installation fees are recognized when the installation has been completed and usage fees are recognized over the period the equipment is used based on the relative usage level. Deferred revenues represent billings in excess of revenue recognized.

         Allowance for Doubtful Accounts

         Bad debts are provided on the allowance method based on historical experience and management's evaluation of outstanding accounts receivable.

         Inventories

         Inventories are valued at the lower of cost or market with cost being determined on the first-in, first-out basis.

         Property and Equipment and Leasehold Improvements

         Property and equipment are carried at cost and are depreciated on the straight-line basis over their estimated useful lives, which range from five to seven years. The costs of leasehold improvements are amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Expenditures for improvement or expansion of property and equipment are capitalized. Repairs and maintenance are charged to expense as incurred. When the assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts with the resulting gain or loss reflected in the statement of operations.

         Advertising

         Advertising costs are charged to operations as incurred. There were no advertising expenses for the years ended June 30, 1998 and 1997.

         Goodwill

         Goodwill related to the acquisition of IBS was originally amortized using the straight-line method over the estimated useful life of five years. The Company evaluated the recovery of its goodwill by comparing the aggregate estimated cash flows generated by those assets with their carrying value. The carrying value exceeded the aggregate cash flow amount, and goodwill was written off accordingly.

                                    Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  2.   Summary of Significant Accounting Policies, continued

         Income Taxes

         The Company accounts for income taxes using the liability method. Deferred income tax assets and liabilities are computed annually for differences between the financial reporting and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Fair Value of Financial Instruments

         The carrying amounts of certain financial instruments, including cash, accounts receivable, notes receivable, accounts payable, accrued expenses, notes payable, and line of credit, approximate fair value as of June 30, 1998 and 1997 because of the relatively short-term maturity of these instruments.

         Accounting for the Impairment of Long-Lived Assets

         Long-lived assets such as intangible assets and property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. This standard had no material effect on the financial statements for 1998. Except as explained in Note 1, the Company wrote off goodwill of $867,213 in 1997.

         Use of Estimates

         The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among the more significant estimates included in these consolidated financial statements are the estimated allowance for doubtful accounts receivable and the deferred tax asset valuation allowance. Actual results could differ from those and other estimates.

         Accounting for Stock-Based Compensation
         The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock issued to Employees. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of the net income and earnings per share as if the fair value based method of accounting had been applied as required by statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. (Note 10).

                                    Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  2.   Summary of Significant Accounting Policies, continued

         Earnings (Loss) per Share
         The Company adopted Statement of Financial Accounting Standard No. 128 (FAS 128), Earnings per Share, during the year ended June 30, 1998. There is no effect of FASB #128 on prior financial statements.

         Earnings (loss) per share has been calculated using the weighted average number of shares outstanding for the period, which were 7,936,358 for 1998 and 4,979,156 for 1997. Common stock equivalents (stock options and warrants) have been excluded from the calculation because they are anti-dilutive.

         New Accounting Standards Not Yet Adopted

         In June 1997, the Financial Accounting Standards Board issued a new disclosure standard, SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and displaying of comprehensive income, its components, and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This new standard is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. This standard is not expected to materially impact the Company's disclosures when it is adopted.

         In 1997, the FASB issued a new disclosure standard, SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for the reporting and displaying of operating business segments. The statement defines operating segments operating as distinct revenue-producing components of the enterprise about which separate financial information is produced internally and whose operating results are regularly reviewed by the enterprise. This new standard is effective for financial statements for periods beginning after December 15, 1997. The Company is currently reviewing the impact of this new disclosure of its financial statements.

         Reclassification

         Certain reclassifications have been made to the prior year financial statements in order for them to conform to the current-year presentation.

                                    Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  3.   Accounts Receivable

       Accounts receivable at June 30, 1998 and 1997 comprise the following:

                                                                                  1998          1997
                                                                                  ----          ----
                      Receivables                                             $  444,243      $  379,529
                      Rebillable charges                                          44,600          97,467
                                                                              ----------      ----------
                                                                                 488,843         476,996
                      Less allowance for doubtful accounts                       (17,502)        (31,875)
                                                                              ----------      ----------
                             Total                                            $  471,341      $  445,121
                                                                              ==========      ==========

       Allowances are made as a percentage of sales adjusted annually based upon review of the individual accounts receivable. Accounts are written off when deemed to be worthless. Total bad debt expense was $1,501 and $13,706 for the years ended June 30, 1998 and 1997, respectively.


  4.   Note Receivable-Related Party

       Secured note receivable at the face value of $283,746 due from Visual Data Corporation is part of the payment resulting from VDC's investment (Note 1). Principal of $56,749 plus interest is due annually commencing July 1, 1999 until July 1, 2003; the note bears a fixed interest rate of 7% per annum.


  5.   Property and Equipment

       Property and equipment are summarized by major category as follows as of June 30:

                                                                                 1998           1997
                                                                                 ----           ----
                    Network and related equipment                            $   881,473     $   854,383
                    Furniture and fixtures                                       234,984         245,963
                    Computer software                                             16,802           7,954
                    Leasehold improvements                                        26,183          26,183
                                                                             -----------     -----------
                           Subtotal                                            1,159,442       1,134,483
                    Depreciation and amortization                               (767,961)       (577,950)
                                                                             -----------     -----------
                           Property and equipment, net                       $   391,481     $   556,533
                                                                             ===========     ===========

        Depreciation and amortization included in the statements of income amounted to $199,458 and $187,816 for the years ended June 30, 1998 and 1997, respectively.

        The Company leases some equipment to customers under terms that are accounted for as operating leases. Under the operating method, rental revenue from leases are recognized ratably over the life of the lease and the related equipment is depreciated over its estimated useful life.

                                   Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------


  6.   Notes Payable

       Notes payable consist of the following as of June 30, 1998 and 1997:
                                                                                                   1998         1997
                                                                                                   ----         ----
         Notes payable to an outside investor totaling $200,000. The notes bear no interest and are uncollateralized. The repayment of these notes was disputed by the Company and in 1998, when the debt could no
            longer be legally collected, the notes were written off.                                   -      $ 200,000

         Senior notes payable to Morgan Fuller Capital Group LLC with interest at 18% per annum. The original amounts were $500,000, $300,000, and
            $200,000. The Company repaid $100,000 in February 1997. The notes are collateralized by the Company's assets. The balance was settled
            and repaid in 1998 (Note 1).                                                               -        900,000

         Notes payable to Mr. Irawan Onggara, a shareholder and financial advisor, with original amounts of $250,000, $100,000, and $75,000 at
            7% interest rate, collateralized by assets of the Company
            subordinated to equipment covered by individual capital leases, due
            August 8, 1996, October 18, 1996, and November 20, 1996,
            respectively. The balance plus accrued interest of $35,000 was converted to 1,000,000 shares of the Company's common stock and
            warrants to purchase an additional 1,000,000 shares at $.375.                              -        340,000
                                                                                               ---------   ------------

                                                                                                       -      1,440,000
         Notes payable-related party to an officer and employees, interest at 6%
            per annum, uncollateralized. Accrued interest payable as of June 30,
            1998 is $13,293.                                                                   $  40,500         55,500
                                                                                               ---------   ------------

                                                                                               $  40,500   $  1,495,500
                                                                                               =========   ============

       The related party notes payable are overdue as of October 21, 1996. The payee has agreed not to declare a default under these notes for an indefinite period and to accept repayment by the Company at a future date.

       The carrying value of these financial instruments approximates fair value due to the relatively short maturity.


  7.   Line of Credit

       The Company has a line of credit of $10,000 with a financial institution, of which $8,872 and $9,627 was outstanding as of June 30, 1998 and 1997, respectively. It bears interest at 15.25% as of June 30, 1998.

       The Company's wholly owned subsidiary IBS had a $25,000 line of credit with a financial institution. The line of credit was terminated in January 1998.

                                   Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------



  8.   Income Taxes

       The provision for income taxes consists of currently payable California franchise taxes of $2,400.

       A reconciliation of the expected and reported provision for income taxes follows:

                                                                                      Year Ended June 30
                                                                                      ------------------
                                                                                        1998       1997
                                                                                        ----       ----
                    Benefit (provision) expected based on federal
                         statutory rate                                                 34.0%      34.0%
                    State taxes, net of federal benefit                                  6.1        6.1
                    Valuation allowance, net                                           (40.2)     (40.2)
                                                                                       -------    ------

                    Net income tax provision                                             0.1%       0.1%
                                                                                       =======    ======

       Although the Company has Federal and California loss carryforwards totaling approximately $6.1 million and $2.6 million, the utilization of these net operating loss carryforwards is limited due to a change of ownership as defined in the Internal Revenue Code. As a result, the federal NOL can be utilized at the rate of $68,000 a year through 2013. The state NOL can be utilized at the rate of $68,000 a year through 2003.

       The tax effects of significant temporary differences representing deferred tax assets as of June 30 are as follows:

                                                                          1998                        1997
                                                               --------------------------  --------------------------
                                                                  Federal        State        Federal        State
                                                               ------------- ------------  ------------  ------------
           Total operating loss carryforwards                  $  6,090,000  $  2,673,000  $  6,608,000  $  3,304,000
           Less amount that cannot be utilized                   (5,070,000)   (2,333,000)   (3,488,000)   (2,264,000)
                                                               ------------  ------------  ------------  ------------

                  Net operating loss carryforwards                1,020,000       340,000     3,120,000     1,040,000
           Property and equipment                                    23,800         4,300        23,800         4,300
                                                               ------------  ------------  ------------  ------------

                  Total deferred items                            1,043,800       344,300     3,143,800     1,044,300
           Tax rate, net                                               34.0%          6.1%         34.0%          6.1%
                                                               ------------  ------------  ------------  -------------

           Tax-deferred asset                                       355,000        21,000     1,070,000        64,000
           Valuation allowance                                     (355,000)      (21,000)   (1,070,000)      (64,000)
                                                               ------------  ------------  ------------  ------------

                  Net deferred tax asset                                  -             -             -             -
                                                               ============  ============  ============  ============

                                   Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

  9.   Lease Commitments

       As of June 30, 1998, the Company leases office space and certain equipment under various noncancelable capital and operating leases. The leases begin to expire in March 2000. Future minimum lease payments required under the noncancelable leases are as follows:

                                                                                Operating      Capital
                           Year Ending June 30:                                  Leases        Leases
                                                                              -----------     ---------
                             1999                                             $  176,517      $ 13,824
                             2000                                                157,277        10,106
                             2001                                                 99,557             -
                             2002                                                 99,557             -
                             2003                                                 99,557             -
                                                                               ---------       -------
                                    Total minimum lease payments               $ 632,465        23,930
                                                                               =========
                           Less amount representing interest                                     3,172
                                                                                               -------
                           Present value of net minimum lease payments                          20,758
                           Less current portion                                                  9,288
                                                                                               -------
                                    Long-term portion                                          $11,470
                                                                                               =======

       As of June 30, 1998, the Company has equipment purchased under noncancelable capital leases with a cost of $76,990 and accumulated amortization of $37,649.

       Total rental expense for all operating leases for the years ended June 30, 1998 and 1997 amounted to $195,925 and $192,509, respectively.


10.    Options and Warrants

         Nonqualified Options to Key Employees and Directors-September 19, 1995 Plan

         On September 19, 1995, EDN granted a total of 263,420 non-qualified options to certain employees and directors to purchase shares in EDN at $.10 per share. As a result of the recapitalization discussed in Note 1, the EDN options were converted into options to purchase the Company's stock at a conversion of .87495 per share for each EDN share. As a result, at June 30, 1998, there were 230,479 options outstanding at a price of $.11 per share. These options expire on September 19, 2000. There were no options exercised during the period.

         Nonqualified Stock Options-November 10, 1995 Plan

         On November 10, 1995, the Company adopted a nonstatutory stock option plan whereby 565,000 shares of the Company's common stock was reserved for issuance. Under the terms of the plan, the options must be granted prior to December 31, 1996; the price shall be determined by the Company's Compensation Committee (CC); the period of option shall not exceed five years from the date of grant; and the option must be paid in cash when exercised unless a payment plan is authorized by the CC. As of June 30, 1998, 74,500 options were outstanding at $1.25 per share.

                                   Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------


10.    Options and Warrants, continued

         Incentive Stock Options

         On April 3, 1998, the Company established another Stock Option Plan for its employees, board members, and certain other consultants in order to motivate them to maintain their commitment to the Company at this stage of development. The Plan allows the Company to grant incentive or nonqualified options up to three million (3,000,000) shares of common stock. As of June 30, 1998, incentive stock options to purchase 2,041,500 shares were outstanding at an exercise price of $0.10 per share. These expire five years from the date of grant.

         Warrants to Note-holders

         In May 1996, the Company entered into an investment banking relationship with Morgan Fuller Capital Group (Morgan). Under the terms of the agreement, Morgan will provide the Company with financial advisor services as well as arranging for equity and debt funding. A series of senior notes were issued and the note-holders received warrants totaling 432,600 shares. The warrants entitle the holders to purchase shares of the Company's common stock at a price of $0.25 per share to be exercised prior to June 2003.

         Warrants to Shareholders

         As described in Note 1, on August 26, 1996, the Company, pursuant to the Regulation D offering, issued 317,143 warrants at an exercise price of $2.50 per warrant.

         As discussed in Note 1, the Company renegotiated the exercise price to $.10 on 738,000 warrants in exchange for the investor removing the antidilution clause.

         As the result of the debt restructuring discussed in Note 6, the Company gave the note-holder 1,000,000 warrants at an exercise price of $.375.

         Warrants to Consultants

         Pursuant to a Consulting Agreement dated June 16, 1998, between the Company and McKenzie Shea, Inc., the Company granted warrants to purchase 750,000 shares of common stock at $0.145 per share (see Note
         1). The warrants shall expire five years after their issuance.


                                   Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

10.    Options and Warrants, continued

       A recap of the options and warrants outstanding as of June 30, 1998, 1997, and 1996 is as follows:


                  June 30, 1998:                                             Quantity Reserved    Outstanding     Price
                                                                             -----------------    -----------     -----
                    Options:
                      Nonqualified September 15, 1995 Plan                         230,479           230,479      $.11
                      Nonqualified November 10, 1995 Plan                           74,500            74,500      1.25
                      Employee Incentive Stock Option Plan and
                           Nonstatutory Stock Option Plan dated
                           April 3, 1998                                         3,000,000         2,041,500       .10
                      VDC mirror options                                         3,304,979         3,304,979       .10
                                                                                ----------       -----------
                           Total options                                         6,609,958         5,651,458
                                                                                ----------       -----------
                    Warrants:
                      Regulation D warrants, June 1996                             317,143           317,143     $2.50
                      Senior note warrants, November 1996                          432,600           432,600       .25
                      Regulation D warrants, July 1997                             738,000           738,000       .10
                      Conversion of notes, August 1997                           1,000,000         1,000,000       .375
                      Investment banking warrants, June 1998                       750,000           750,000       .145
                      VDC mirror warrants                                        3,237,743         3,237,743       .10
                                                                                ----------       -----------
                           Total warrants                                        6,475,486         6,475,486
                                                                                ----------       -----------
                  Total warrants and options                                    13,085,444        12,126,944
                                                                                ==========       ===========

                  June 30, 1997:
                    Options:
                      Nonqualified September 15, 1995 plan                         230,479           230,479      $.11
                      Nonqualified November 10, 1995 plan                          565,000           556,667      1.25
                      Century Financial Partners options                           805,000                 -      1.25
                                                                                ----------       -----------
                           Total options                                         1,600,479           787,146
                                                                                ==========       ===========
                    Warrants:
                      Morgan warrants                                              367,568           367,568      1.50
                      Senior notes warrants                                         65,032            65,032   2.68-3.69
                      Regulation D warrants                                        317,143           317,143      2.50
                                                                                ----------       -----------
                         Total warrants                                            749,743           749,743
                                                                                ==========       ===========

                  June 30, 1996:
                    Options:
                      Employee EDN options converted                               230,479           230,479      $.11
                      Employee incentive options                                   500,000           500,000      1.25
                      Nonstatutory options                                         565,000           272,000      1.25
                                                                                 ---------        ----------
                         Total options                                           1,295,479         1,002,479
                                                                                 =========        ==========
                    Warrants:
                      Employee warrants                                            303,908           303,908     $3.00
                      Morgan warrants                                              250,000           250,000      6.37
                                                                                 ---------        ----------
                         Total warrants                                            553,908           553,908
                                                                                 =========        ==========

                                   Continued

                                   EDNET, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                                  ------------

10.    Options and Warrants, continued

       Statement of Financial Standards No. 123, Accounting for Stock-based Compensation (SFAS 123), requires the Company to provide pro forma information regarding net income and net income per common share as if compensation costs for the Company's stock option plans had been determined in accordance with the fair value method described in SFAS No.
       123. Had compensation expense been recorded under the provisions of SFAS No. 123, the impact on the Company's net income and earnings per share would have been:

                                                                                     1998        1997
                                                                                     ----        ----
                  Reported net earnings (loss)                                    $  518,136  $  (4,269,547)
                  Pro forma compensation expense, net of tax                               -              -
                                                                                  ----------  -------------
                  Pro forma net earnings (loss)                                   $  518,136  $  (4,269,547)
                                                                                  ==========  =============
                  Pro forma earnings (loss) per share-basic and diluted           $    0.065  $      (0.857)
                                                                                  ==========  =============

       The fair value of each option granted is estimated on the date of the grant using the Black & Scholes option pricing model with the following weighted average assumptions: dividend yield 0.00%, risk-free interest rate of 5.52%, an expected life of options of three years for five-year options, and a volatility of 227.9% for all grants.


11.    Earnings (Loss) Per Share

       The calculation of basic earnings per share and fully diluted earnings per share is the same for 1998 and 1997. A recap of earnings (loss) per share for the years ended June 30, 1998 and 1997 is as follows:

                                                                                           1998             1997
                                                                                           ----             ----
         Earnings (loss) per common share:
           Income from operations before extraordinary items                             $ (0.024)        $ (0.857)
           Extraordinary items                                                              0.089                -
                                                                                         --------         ---------
           Net income (loss)                                                             $  0.065         $ (0.857)
                                                                                         ========         ========


12.    Employment Contracts

       The Company and its subsidiaries have entered into employment contracts with several of their key employees that expire at different times through December 31, 2000. At June 30, 1998 the commitment under all of the contracts was approximately $1,050,000.


13.    Concentration of Credit Risk

       The Company and its subsidiaries maintain cash in bank deposit accounts at accredited financial institutions. The balances in these accounts may, at times, exceed federally insured limits.


                                   Continued

                                   EDNET, INC.
                   NOTES TO CONSOLIDATED STATEMENTS, Continued
                                  ------------


14.    Supplemental Disclosures of Noncash Investing and Financing Activities

       The following noncash activity occurred during the periods under audit as follows:

         For fiscal year 1998:

           The Company issued 569,954 of its shares of common stock in consideration for consulting services performed. At the time of issuance these shares were valued at $421,244.

           The Company issued 1,000,000 common shares to a note-holder (see Note
           6) in exchange for the cancelation of the note of $340,000 and accrued interest of $35,000.

           As part of the VDC investment (see Note 1) the Company received shares and warrants in VDC and a note receivable from VDC in the amount of $283,746. The shares and warrants in VDC worth $418,250 were used to settle a note payable.

           Cash paid during the year for interest was $97,193. Cash paid during the year for taxes was $2,400.

         For fiscal year 1997:

           The Company issued 500,000 shares of its common stock in consideration for consulting services. These shares were valued at $652,500.

           The Company issued 65,000 shares of its common stock in exchange for the cancelation of $50,000 of debt.

           The Company issued 125,000 shares of its common stock valued at $195,313 for consideration of the IBS earn-out agreement.

           Cash paid during the year for interest was $113,563. Cash paid during the year for taxes was $3,268.


15.    Contingency

       The State Board of Equalization is auditing the Company's sales and use tax liability for the period from July 1, 1994 through June 30, 1997. A determination of any additional liability will be made by August 24, 1998. The Company is unable to determine the extent of loss, if any. However, an accrual in the amount of $30,000 has been recorded on the financial statements for the year ended June 30, 1998 and 1997.

                 VISUAL DATA CORPORATION AND SUBSIDIARIES, INC.
                                 INTRODUCTION TO
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following Unaudited Condensed Consolidated Pro Forma Statements of Operations for the year ended September 30, 1997 and the nine months ended June 30, 1998 reflect adjustments to Visual Data Corporation's results of operations to give effect to the transaction discussed below as if such transaction had occurred at the beginning of the period presented. This transaction was effective June 20, 1998 and accordingly, has been reflected in the consolidated balance sheet as of June 30, 1998 as filed in Visual Data Corporation's 10-QSB covering that period.

Pursuant to the Securities Purchase Agreement between Visual Data Corporation ("VDC") and EDnet, Inc., VDC purchased 8,563,417 shares of EDnet, Inc. common stock constituting 51% of the outstanding common stock of EDnet, Inc. for consideration of $1,400,000. VDC was also granted up to 6,542,722 options to acquire, at the exercise price of $0.10 per share, the number of shares actually purchased upon exercise of each option, warrant and other convertible securities ("Outstanding Option") of EDnet, Inc. outstanding at the closing date. VDC's rights to effect such exercise shall accrue on the date of exercise of the corresponding Outstanding Option and shall expire upon the first anniversary of the exercise date of such Outstanding Option.

                    VISUAL DATA CORPORATION AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1998

                                                                       Business
                                                                       Acquired                                   Pro Forma as
                                               Visual Data          ----------------       Acquisition            Adjusted For
                                               Corporation             EDnet, Inc.         Adjustments            Acquisition
                                               -----------          ----------------       -----------            ------------
Revenue:
        Equipment sales                         $  47,550               $    689,513        $                 $      737,063
        Installation and monthly fees              29,550                    428,458                                 458,008
        Usage fees                                 78,755                  1,141,965                               1,220,720
        Web design and consulting                  86,730                    554,472                                 641,202
        Marketing fees                            496,582                                                            496,582
        Rental fees and other                       5,965                     86,502                                  92,467
                                            -------------              -------------        ------------      --------------
        Total revenue                             745,132                  2,900,910                               3,646,042

Cost of Sales                                     123,705                  1,925,689                               2,049,394
Sales, marketing & administrative               2,578,571                  1,195,938               55,334 (1)      3,829,843
                                            -------------              -------------        -------------     --------------
        Total operating costs                   2,702,276                  3,121,627               55,334          5,879,237
                                            -------------              -------------        -------------     --------------


        Loss from operations before other
          income (expense) and provision
          for income taxes and extraordinary
          item                                 (1,957,144)                  (220,717)             (55,334)        (2,233,195)

Other income (expenses)
        Interest income                            59,854                                                             59,854
        Rental income                              60,979                                                             60,979
        Interest expense                          (69,447)                   (51,538)                               (120,985)
        Gain (loss) on sale of equipment                                       3,160                                   3,160
        Gain on sale of investment                                           422,225                                 422,225
        Forgiveness of debt                                                  200,000                                 200,000
        Minority interest                          (3,021)                                       (519,997) (2)      (523,018)
                                            -------------              -------------        -------------     --------------
        Total other income (expense)               48,365                    573,847             (519,997)           102,215
                                            -------------              -------------        -------------     --------------


        Loss before provision for income
          taxes and extraordinary item         (1,908,779)                   353,130             (575,331)        (2,130,980)

Provision for income taxes                                                     2,401                                   2,401
                                            -------------              -------------        -------------     --------------
        Loss before extraordinary item         (1,908,779)                   350,729             (575,331)        (2,133,381)

Extraordinary item-gain on restructuring of
  debt                                                                       710,489                                 710,489
                                            -------------              -------------        -------------     --------------

        Net income (loss)                    $ (1,908,779)             $   1,061,218          $  (575,331)      $ (1,422,892)
                                            =============              =============        =============     ==============

Weighted average of shares outstanding          3,127,407                                                          3,202,407
                                            =============                                                     ==============

Loss per Share - Basic and Diluted           $      (0.61)                                                      $      (0.44)
                                            =============                                                     ==============

                    VISUAL DATA CORPORATION AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                                         Business
                                                                         Acquired                                     Pro Forma as
                                                 Visual Data             ---------------          Acquisition         Adjusted For
                                                 Corporation             EDnet, Inc. (3)          Adjustments         Acquisition
                                                 -----------             ---------------          -----------         -----------
Revenue:
        Equipment sales                        $                        $    961,677           $                     $    961,677
        Installation and monthly fees                                        541,856                                      541,856
        Usage fees                                                         1,305,992                                    1,305,992
        Web design and consulting                                            862,525                                      862,525
        Marketing fees                             193,038                                                                193,038
        Rental fees                                                          117,993                                      117,993
        Other                                                                 17,327                                       17,327
                                              ------------              ------------          ------------          -------------
        Total revenue                              193,038                 3,807,370                     -              4,000,408

Cost of Sales                                                              2,277,118                                    2,277,118
Research and development                                                   1,017,233                                    1,017,233
Sales, marketing & administrative                2,748,921                 3,765,904                73,779 (1)          6,588,604
                                              ------------              ------------          ------------          -------------
        Total operating costs                    2,748,921                 7,060,255                73,779              9,882,955
                                              ------------              ------------          ------------          -------------

        Loss from operations                    (2,555,883)               (3,252,885)              (73,779)            (5,882,547)

Other income (expenses)
        Interest income                             30,403                     1,837                                       32,240
        Interest expense                        (1,042,227)                 (147,166)                                  (1,189,393)
        Loss on disposal of equipment               (6,255)                     (853)                                      (7,108)
        Write off of good will                                              (867,214)                                    (867,214)
        Minority interest                                                                        2,092,078 (2)          2,092,078
                                              ------------              ------------          ------------          -------------
        Total other income (expense)            (1,018,079)               (1,013,396)            2,092,078                 60,603
                                              ------------              ------------          ------------          -------------

        Loss before provision for income taxes  (3,573,962)               (4,266,281)            2,018,299             (5,821,944)

Provision for income taxes                                                     3,266                                        3,266
                                              ------------              ------------          ------------          -------------

        Net loss                              $ (3,573,962)             $ (4,269,547)          $ 2,018,299           $ (5,825,210)
                                              ============              ============          ============          =============

Weighted average of shares outstanding           2,509,249                                                              2,584,249
                                              ============                                                          =============

Loss per Share - Basic and Diluted            $      (1.42)                                                          $      (2.25)
                                              ============                                                          =============



                    VISUAL DATA CORPORATION AND SUBSIDIAIRES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



(1) Represents the amortization of the excess of purchase price over net assets acquired of $1,106,688 amortized over a fifteen (15) year life.
(2) Represents the minority interest share of EDnet, Inc. net income.
(3) EDnet Inc. has a fiscal year end of June 30. The amounts included in these financial statements are for the nine months ended June 30, 1998 and the year ended June 30, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 1998                       By:/s/ Randy S. Selman
                                               -------------------------------
                                                   Randy S. Selman, President